Exhibit 99.1

FOR IMMEDIATE RELEASE

November 20, 2023

TEJON RANCH CO. SECURES SIGNIFICANT NEW UNSECURED REVOLVING CREDIT FACILITY

Agreement with AgWest Farm Credit provides $160 million in financing capacity

VIA GLOBAL NEWSWIRE (Tejon Ranch, CA) Tejon Ranch Co. (NYSE: TRC) announced today it has closed on a new $160 million unsecured revolving credit facility with AgWest Farm Credit.

Initially, the Company will use the new financing source to pay off a term loan, as well as replace its existing $45 million secured revolving line of credit, with Bank of America. The new credit facility will be available to fund future construction projects, farming and ranching operations, and general corporate purposes.

“In securing this $160 million credit facility with AgWest, a financing source available to us thanks to the Company’s agricultural heritage and continued ranching and farming operations, we have established an important foundation for future growth,” said Gregory S. Bielli, President and CEO of Tejon Ranch Co. “We now have an efficient, significant source of capital, at favorable terms, which will allow us to continue the momentum we’ve seen over the last several years.”

AgWest Farm Credit, PCA is the Sole Lead Arranger and Administrative Agent. Nate Weyer, Managing Director with Franklin Street Capital, served as sole advisor to the Company.

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CONTACT:

Brett A. Brown, Executive Vice President & Chief Financial Officer

661.663.4233

bbrown@tejonranch.com